EXHIBIT 16.1

                            RaDin, Glass & Co., LLP.
                              360 Lexington Avenue
                               New York, NY 10017

                                  April 1, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE: VOICE POWERED TECHNOLOGY INTERNATIONAL, INC
FILE REF. NO. 1-11476

We have read Voice Powered Technology International, Inc. statements included under Item 4 of its Form 8-K dated April 1, 2003 and we agree with such statements.

Very truly yours,




/s/ Radin, Glass & Co, LLP
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RADIN, GLASS & CO., LLP
Certified Public Accountants